EXHIBIT 10.12

AMENDMENTS TO THE
WENDY’S INTERNATIONAL, INC. 2003 STOCK INCENTIVE PLAN

WHEREAS, Wendy’s International, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of April 23, 2008 (the “Merger Agreement”), with Triarc Companies, Inc., a Delaware corporation (“Triarc”), and Green Merger Sub, Inc., an Ohio  corporation and a direct wholly-owned subsidiary of Triarc (“Merger Sub” ), pursuant to which Merger Sub will be merged with and into the Company at the Effective Time (as defined in the Merger Agreement), with the Company as the surviving corporation and a direct wholly-owned subsidiary of Triarc (the “Merger”);

WHEREAS, the Company sponsors the Wendy’s International, Inc. Wendy’s 1990 Stock Option Plan, the Wendy’s International, Inc. Wendy’s WeShare Stock Option Plan, the Wendy’s International, Inc. 2003 Stock Incentive Plan (the “2003 Plan”) and the Wendy’s International, Inc. 2007 Stock Incentive Plan;

WHEREAS, Section 5.5(a)(v) of the Merger Agreement provides, in relevant part, that as soon as practicable following the date of the Merger Agreement, the Compensation Committee of the Board of Directors of the Company shall make such adjustments and amendments with the consent of Triarc to or make such determinations with respect to Wendy’s Stock Options (as defined in the Merger Agreement), Wendy’s Share-Based Awards (as defined in the Merger Agreement) and Restricted Shares (as defined in the Merger Agreement) as are necessary to implement the provisions of Section 5.5(a) of the Merger Agreement; and

WHEREAS, in connection with the Merger the 2003 Plan is hereby amended as follows,  effective as of the Effective Time:

1)
References to the “Shares” throughout the 2003 Plan shall hereby be deemed references to shares of class A common stock, par value $0.10 per share, of Triarc Companies, Inc., and any other securities into which such shares are changed or for which such shares are exchanged.

2)	References to “the Company” in Sections 3.1, 4.1(iv), 9.2(iv) and 29.5 of the 2003 Plan shall hereby be deemed references to Triarc Companies, Inc.